UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2007

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Cost Plus, Inc. (the “Company”) adopted the Fiscal 2007 Management Incentive Plan (the “Plan”), a copy of which is filed with this Report as Exhibit 10.1. Pursuant to the Plan, the Company’s officers, as defined in the Plan, may receive performance-based compensation (cash bonuses) based on the Company’s achievement of specified financial targets and in some cases individual achievement of functional performance goals.

The material terms of the Plan are as follows:

•	Each officer is assigned a target award, varying by position and ranging up to 70% of base salary;

•	Financial goals are derived from a mixture of comparable store sales growth and earnings before interest, taxes, depreciation and amortization (EBITDA) and are subject to Committee approval;

•	Individual goals (a) shall be objective and measurable, (b) shall relate to Company goals, (c) shall address strategic issues and (d) may be milestone-based; and

•	Awards are recommended by the CEO and approved by the Committee.

Also on April 6, 2007, the Committee adopted bonus goals under the Plan for the Company’s officers at the vice president level and above. The officers are eligible to receive performance-based compensation based on the achievement by the Company in fiscal 2007 of specified comparable store sales growth and EBITDA goals, which are equally weighted. For our executive officers, target bonus levels range from 30% to 70% (for our Chief Executive Officer) of base salary. Potential payouts range from 50% of the target bonus if the minimum goals are achieved to 150% of the target bonus if the maximum goals are achieved.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Fiscal 2007 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson,
Executive Vice President and Chief Financial Officer

Dated: April 12, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fiscal 2007 Management Incentive Plan.